Exhibit 24.1

Certified Resolution of the

Board of Directors of Merck & Co., Inc.

I, Debra A. Bollwage, Senior Assistant Secretary of Merck & Co., Inc. (the “Company”), a company duly organized and existing under the laws of the State of New Jersey, and formerly known as Schering-Plough Corporation, do hereby certify that the following is a true copy of a resolution adopted on November [3], 2009, by unanimous written consent of all of the Directors of said Company in accordance with Section 14A:6-7.1 of the New Jersey Business Corporation Act and in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated March 8, 2009, as amended, by and among Merck Sharp & Dohme Corp. (formerly Merck & Co., Inc.) (“MSD”), the Company, SP Merger Subsidiary One, Inc. and SP Merger Subsidiary Two, Inc. (the “Transactions”):

Registration of Plans under which Company Common Stock is Held or May be Issued

WHEREAS, the Company is adopting, assuming or continuing various employee benefit plans of MSD pursuant to which, as of the Closing Date, Company Common Stock is held or may be issued to participants, including with respect to the (a) shares of Company Common Stock that are reserved for issuance under the MSD 2007 ISP, Amended and Restated 2006 Non-Employee Director Stock Plan, Amended MSD Prior Equity Plans, (b) shares of Company Common Stock held by and interests registered under certain plans of MSD including the Employee Savings and Security Plan, Employee Stock Purchase and Savings Plan, and Puerto Rico Employee Savings Plan; and (c) interests registered under the Merck & Co., Inc. Deferral Program ((a) – (c) collectively, the “Adopted MSD Plans”);

WHEREAS, the Company is continuing various employee benefit plans of Schering-Plough that have been previously registered with the SEC pursuant to which, as of the Closing Date, Company Common Stock is held or may be issued to participants including with respect to the shares of Company Common Stock that are reserved for issuance under the Amended and Restated SP 2006 SIP, the SP 2002 SIP, and the SP 1997 SIP, as well as shares of Company Common Stock held by and interests registered under the Schering-Plough Employee’s Savings Plan, the Schering-Plough Corporation Directors Compensation Plan, the Schering-Plough Corporation Savings Advantage Plan, and the Schering-Plough Puerto-Rico Employees’ Retirement Savings Plan (collectively, the “Continued Schering-Plough Plans”); and

WHEREAS, in light of the Transactions, Registration Statements on Form S-8 and/or Form S-3 with respect to the Adopted MSD Plans and Post-Effective Amendments on Form S-8 with respect to the Continued Schering-Plough Plans, as required under the Securities Act of 1933, as amended, (“Securities Act”) and applicable guidance should be filed with respect to the Adopted MSD Plans and Continued Schering-Plough Plans.

NOW, THEREFORE, BE IT

RESOLVED, that the proper officers and employees (the “Authorized Officers”) be, and each of them acting individually hereby is, authorized and directed to prepare and then to execute and file with the SEC, in the name and on behalf of the Company, Registration Statements on Form S-8 and/or Form S-3 with respect to the Adopted MSD Plans and Post-Effective Amendments on Form S-8 with respect to the Continued Schering-Plough Plans, together with any further amendments and exhibits thereto, to register under the Securities Act, shares of Company Common Stock to be reserved for issuance under the Adopted MSD Plans and updated, as necessary, the prior registration statements with respect to the Continued Schering-Plough Plans, in such form as the Authorized Officers executing the Registration

Statements and Post-Effective Amendments shall deem advisable, (substantially in the same form as attached as [Exhibits to the Unanimous Consent]) with such determination to be evidenced by their execution thereof;

RESOLVED FURTHER, that Celia A. Colbert is hereby appointed and designated the person duly authorized to receive communication and notices from the SEC with respect to such Registration Statements on Form S-8 and/or Form S-3 with respect to the Adopted MSD Plans and Post-Effective Amendments on Form S-8 with respect to the Continued Schering-Plough Plans or any amendments thereto as agent for service of process; and

RESOLVED FURTHER, that each officer, director or employee of the Company who may be required to execute such Registration Statement or Post-Effective Amendment or any amendments thereto (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or on behalf of the Adopted MSD Plans, Continued Schering-Plough Plans or otherwise), is hereby authorized to execute a power of attorney appointing Celia A. Colbert and Bruce N. Kuhlik, and each of them severally, his or her true and lawful attorney or attorneys to execute in his or her name, place and stead (in any such capacity) such Registration Statement or Post-Effective Amendment, and any and all amendments thereto and any and all exhibits and other documents necessary or incidental in connection therewith, and to file the same with the SEC, each of said attorneys to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of said officers, directors and employees, or any of them, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer, director or employee might or could do in person.

Officer Authorization

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed to take or cause to be taken any and all further actions as in their judgment shall be necessary to effectuate the purpose and intent of the foregoing resolutions; and

RESOLVED FURTHER, that all actions heretofore taken by any Authorized Officer or director of the Company, including, without limitation the execution of all agreements, instruments, certificates and other documents (including any changes as may be necessary or desirable base on the advice of counsel to the form of any plan, agreement, amendment or other document attached [as Exhibits to the Unanimous Consent]) in connection with the actions contemplated by the forgoing resolutions be, and they hereby are, ratified in all respects.

IN WITNESS WHEREOF, I have hereunto subscribed my signature and affixed the seal of the Company this 3rd day of November 2009.

By:	/s/ Debra A. Bollwage
Debra A. Bollwage
Senior Assistant Secretary

[Corporate Seal]

2